UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2008

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 15, 2008, the Board of Directors (the “Board”) of Cisco Systems, Inc. (“Cisco”) appointed Frank A. Calderoni as Executive Vice President and Chief Financial Officer of Cisco, at the Board’s regularly scheduled meeting on January 16, 2008. This appointment was made in connection with Dennis Powell’s retirement from that position, effective February 15, 2008.

Mr. Calderoni, 50, currently serves as Senior Vice President, Customer Solutions Finance of Cisco. Mr. Calderoni joined Cisco in May 2004 as Vice President, Worldwide Sales Finance. In June 2007, he was promoted to his current position. From March 2002 until he joined Cisco, Mr. Calderoni served as Vice President and Chief Financial Officer of QLogic Corporation, a supplier of storage networking solutions. Prior to that, he was Senior Vice President, Finance and Administration and Chief Financial Officer of SanDisk Corporation, a flash memory data storage products company, from February 2000 to February 2002.

In connection with Mr. Calderoni’s appointment, the Compensation and Management Development Committee of the Board (the “Committee”), at its regularly scheduled meeting on January 16, 2008, approved an increase in his annual base salary to $525,000, effective February 15, 2008. The Committee also increased Mr. Calderoni’s target award percentage under the Cisco Systems, Inc. Executive Incentive Plan (the “EIP”) for the period from February 15, 2008 through the end of fiscal year 2008 to 125% of his base salary. In addition, the Committee determined that Mr. Calderoni will be granted 75,000 restricted stock units at the next regularly scheduled meeting of the Committee during an open trading window of Cisco at which the Committee grants equity awards, which is currently scheduled for February 19, 2008. That award will be subject to the standard terms and conditions of Cisco’s form of restricted stock unit agreement.

On January 16, 2008, the Committee approved certain compensation arrangements in connection with the continued employment of Dennis D. Powell by Cisco as an Executive Advisor following his retirement as Executive Vice President and Chief Financial Officer of Cisco, effective February 15, 2008. As an Executive Advisor, Mr. Powell will continue to be employed on an at-will basis on a reduced schedule, will receive an annual base salary of $200,000, will continue to vest in his Cisco equity awards, and will continue to be eligible to participate in Cisco’s employee benefits plans. Mr. Powell will not be eligible to participate in bonus arrangements or other cash incentive plans other than any bonus he will be eligible to receive for fiscal 2008 pursuant to the EIP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: January 23, 2008	By:	/s/ Mark Chandler
	Name:	Mark Chandler
	Title:	Senior Vice President, Legal Services, General Counsel and Secretary